Exhibit 99.1

Press contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

FOR IMMEDIATE RELEASE

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

AND ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT EFFECTIVE SEPTEMBER 10, 2009

•                  Revenues of $90.6 million increase 30.4% over previous year second quarter

•                  Sequential Organic Revenue Growth of 9.7% over first quarter of 2009

•                  Pro forma EBITDA increases 66% percent over previous year second quarter

•                  Second quarter cash flow generated from operations $6.2 million

SAN DIEGO, CA, August 6, 2009 — Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading national defense, IT and security solutions provider, today reported second quarter 2009 revenues of $90.6 million, a 30.4 percent increase over second quarter 2008 revenues.  Second quarter sequential organic revenue growth was 9.7 percent, as compared to first quarter of 2009 revenues.  Second quarter 2009 pro forma EBITDA of $6.3 million or 7 percent, increased 66 percent over the previous year’s second quarter pro forma EBITDA.  Kratos’ Government Solutions business segment, where Kratos performs its Department of Defense and National Security work, generated second quarter pro forma EBITDA of 7.8%.  Kratos second quarter 2009 EBITDA increased 5 percent sequentially over the first quarter of 2009, and in the second quarter of 2009, the Company reported its sixth consecutive quarterly EBITDA improvement.

Second quarter cash flow generated from operations was $6.2 million, and the Company has generated total cash flow from operations of $13.3 million for the first 6 months of 2009.  Kratos has approximately $200 million of Net Operating Loss Carry Forwards which have no limitation, expire through 2027, and which virtually eliminate cash income taxes being paid by the Company.  The Company reported total backlog of approximately $640 million at June 30, 2009, and a qualified bid and proposal pipeline of over $1.8 billion.

The Company generated pro forma EBITDA from operations in the second quarter of $6.3 million, or 7.0 percent of revenues, compared to $3.8 million, or 5.5% of revenues in the second quarter of 2008. Second quarter revenues include internal growth in the Company’s Rocket Support Services and Targets business, certain Command, Control, Communications, Computing, Intelligence, Surveillance

and Reconnaissance programs, certain Information Technology, Information Assurance and Networking programs, and certain Engineering and Technical support programs.  Second quarter revenues also included contributions from the Digital Fusion, Inc. (DFI) and SYS Technologies (SYS) acquisitions, which were completed in December and June 2008, respectively.  Revenue increases were offset somewhat by reductions in the Company’s commercial and public safety & security system integration business, which were negatively impacted by the current adverse economic environment, as well as the planned reductions of acquired small business set aside contract work, pass through work and other contract work in the Company’s Government Solutions segment.  The Company continues to expect certain weapon systems sustainment programs, including follow on work, to be awarded later in 2009, which are included in the Company’s business plan and projections.

During the second quarter, the Company made the decision to sell a certain minor segment of its Public Safety and Security business, which has been accounted for as a discontinued operation, and which financial results are accordingly excluded from all of the operational and financial results reported today for 2009 and the comparative 2008 periods.  This discontinued business has not been profitable in the recent past and generated revenues of approximately $11 million in 2008.   Included in the loss from discontinued operations of $2.8 million is a $2.0 million non-cash impairment charge to write-down the carrying value to estimated fair value.

Eric DeMarco, President and Chief Executive Officer, said “During the second quarter, the Company continued to make progress against our previously stated business plan, generating increased EBITDA profitability, positive cash flow from operations and solid quarter over quarter organic growth.  We remain focused on building our business development capability, organization and team, which we hope to have substantially completed by the end of the year.”

Kratos’ operational highlights during the quarter included:

•                  Increased military equipment contract  PRE-SET and RESET work on various systems and platforms at numerous locations throughout the United States

•                  Contract support work for the Armed Scout Helicopter Project Office

•                  100% success rate in all Range and Targets operations firings, including SLAMRAAM related missile firings

•                  Continued development of the NLOS-T unmanned system, where Kratos is the sole source provider

•                  Contract award related to Advanced Hypersonic Weapons

•                  Increased contract work with Rocket Support Services and Kratos Oriole Rocket Target System

•                  Kratos Dahlgren Team recognized by our customer for superior performance

DeMarco concluded, “The vast majority of our DoD and federal government business remains on track and we continue to have good visibility for the balance of 2009.  Additionally, the planned integration of the acquired businesses is proceeding on schedule, and we have and are continuing to aggressively reduce costs and improve operating efficiencies.  With the impact of the discontinued businesses revenues now excluded from our continuing results of operations for all of 2009, coupled with the continued impact of the current negative economic environment on our remaining PSS business, and with the anticipation of the  weapons systems contract to occur in the fourth quarter, our revenue target is now approximately $350 - $360 million.”

Reverse Stock Split

The Company also announced today that its Board of Directors has approved a 1-for-10 reverse split of its common stock and preferred stock, following approval by the Company’s stockholders on June 4, 2009.  The record date established for the reverse stock split is September 10, 2009 and the reverse stock split will be effective at 11:59 p.m., Eastern Time, on September 10, 2009.  Kratos’ common stock will begin trading on The NASDAQ Global Market on a split adjusted basis when the market opens on September 11, 2009, under the temporary trading symbol “KTOSD.”  The trading symbol will revert to “KTOS” after approximately twenty trading days.

The reverse split will reduce the number of shares of Kratos’ common stock outstanding from approximately 130.3 million to 13.0 million.  Proportional adjustments will be made to Kratos’ stock options and other equity incentive awards, equity compensation plans, outstanding warrants and convertible notes. The total number of authorized shares of the Company’s capital stock will not be affected by the reverse stock split.

Information for Stockholders

Upon effectiveness of the reverse stock split, Kratos’ stockholders will receive one new share of Kratos common stock for every ten shares held.  Registered holders of Kratos’ common stock holding stock certificates will receive a letter of transmittal with instructions for the exchange of stock certificates.  No action is required by stockholders holding Kratos’ common stock in book-entry form.  Immediately following the effective date of the reverse stock split, a new Direct Registration System statement will be sent to book-entry form stockholders reflecting the number of shares held following the reverse stock split.  Stockholders with brokerage accounts should contact their brokers to receive instructions.  Wells Fargo Bank, N.A. Shareowner Services will act as the exchange agent and can be contacted at 1-800-468-9716.

Kratos will not issue fractional shares as a result of the reverse stock split.  Stockholders will receive a cash payment for their fractional shares from the exchange agent in an amount equal to the stockholder’s pro rata share of the closing value of Kratos’ common stock on September 10, 2009.  Stockholders with shares in brokerage accounts should contact their brokers with any questions as some brokers may have different procedures for payment of fractional shares.

Conference Call

There will be an analyst and investor conference call conducted by the Kratos management team to discuss the second quarter 2009 financial results today at 2:00 p.m., Pacific Time/5:00 p.m. Eastern Time.  The live discussion can be accessed via webcast on the Internet at www.kratosdefense.com.

There will be a replay of the webcast available on the website for those shareholders and analysts who are unable to listen to the live call.

The financial results included in this release are unaudited.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principal services include C4ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cyber security solutions, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, market developments, timing of integration activities and anticipated benefits to be realized from recent acquisitions. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the integration of recently acquired businesses will prove more costly, take more time, or be more distracting than currently anticipated; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; and risks that anticipated tax benefits will not be realized in accordance with our expectations. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2008, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and pro forma EBITDA, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions

Unaudited Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Revenues	$90.6	$69.5	$173.2	$135.0

Cost of revenues	73.2	57.0	138.6	110.3
Gross profit	17.4	12.5	34.6	24.7

Selling, general and administrative expenses	11.2	9.0	22.6	18.7
Stock option investigation & related fees	—	—	0.3	—
Impairment of goodwill	—	—	41.3	—
Research and development	0.5	—	0.9	—
Recovery of unauthorized issuance of stock options and adjustment to the liability for unused office space	—	(1.2)	0.6	(1.2)
Depreciation	0.5	0.4	0.9	0.8
Amortization of intangible assets	1.4	1.1	2.9	2.2
Operating income (loss)	3.8	3.2	(34.9)	4.2
Interest expense	(3.0)	(2.5)	(5.5)	(4.8)
Other income (expense), net	(0.2)	1.3	(0.2)	0.9
Income (loss) from continuing operations before income taxes	0.6	2.0	(40.6)	0.3
Provision for income taxes	0.3	0.4	0.6	0.9
Income (loss) from continuing operations	0.3	1.6	(41.2)	(0.6)
Loss from discontinued operations, net of taxes	(2.8)	(0.8)	(3.4)	(0.5)
Net income (loss)	$(2.5)	$0.8	$(44.6)	$(1.1)

Basic income (loss) per common share:
Income (loss) from continuing operations	$—	$0.02	$(0.32)	$(0.01)
Loss from discontinued operations, net of taxes	(0.02)	(0.01)	(0.03)	(0.01)
Net income (loss)	$(0.02)	$0.01	$(0.35)	$(0.01)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$—	$0.02	$(0.32)	$(0.01)
Loss from discontinued operations, net of taxes	(0.02)	(0.01)	(0.03)	(0.01)
Net income (loss)	$(0.02)	$0.01	$(0.35)	$(0.01)

Weighted average common shares outstanding
Basic	130.9	80.9	129.1	79.5
Diluted	133.6	83.8	129.1	79.5

EBITDA (1)	$6.3	$3.8	$12.3	$7.0

Note: (1) EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus loss from discontinued operations, interest expense, net other income (expense) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, impairment of goodwill, stock option investigation and related fees and recovery of unauthorized issuance of stock options and the adjustment to the liability for unused office space.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity.  Please refer to the following table that reconciles GAAP net income to EBITDA.

Reconciliation of Net income (loss) to EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Net income (loss)	$(2.5)	$0.8	$(44.6)	$(1.1)
Loss from discontinued operations	2.8	0.8	3.4	0.5
Impairment of goodwill	—	—	41.3	—
Interest expense, net	3.0	2.5	5.5	4.8
Other (income) expense related to SWAP instruments	0.2	(1.3)	0.2	(0.6)
Provision for income taxes	0.3	0.4	0.6	0.9
Depreciation	0.8	0.5	1.4	1.1
Stock compensation	0.3	0.2	0.7	0.4
Stock option investigation and related fees	—	—	0.3	—
Recovery of unauthorized issuance of stock options and adjustment to the liability for unused office space	—	(1.2)	0.6	(1.2)
Amortization of intangible assets	1.4	1.1	2.9	2.2

EBITDA	$6.3	$3.8	$12.3	$7.0

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Kratos Defense & Security Solutions

Unaudited Segment Data

(in millions)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Revenues:
Government Solutions	$83.2	$59.2	$157.6	$114.1
Public Safety & Security	7.4	10.3	15.6	20.9
Total revenues	$90.6	$69.5	$173.2	$135.0

Operating income (loss) from continuing operations:
Government Solutions	$4.4	$1.8	$(32.7)	$2.6
Public Safety & Security	(0.4)	0.4	(0.8)	0.8
Other activities	(0.2)	1.0	(1.4)	0.8
Total operating income (loss) from continuing operations	$3.8	$3.2	$(34.9)	$4.2

Note: Other activities include costs of the stock option investigation and related costs incurred in 2008 and the benefit from the insurance proceeds received for the theft of stock options and a benefit related to a change in estimate for the Company’s unused office space in 2009.  The operating loss for the Government Solutions segment for the six months ended June 30, 2009 includes a $41.3 million goodwill impairment charge.

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